Exhibit 10.5

Date: July 10, 2010
__________________________

English Summary of Supply Agreement
__________________________

Between

Shanxi Winner Auto Parts Co., Ltd.
(as Supplier)

And

Jinzhou Jinheng Automobile Safety System Co., Ltd.
(as Buyer)

Contents

No.	Clause

1.	Definition

2.	Pre-conditions

3.	Supply

4.	Price and payment terms

5.	Delivery and acceptance

6.	Notice and delivery

7.	Effective, validity, termination and covenant

8.	Force majeure

9.	Default

10.	Agreement characteristic

11.	Dispute settlement

Execution _________________________________________________

This supply agreement was singed on July 10, 2010 between by:

(1)
Shanxi Winner Auto Parts Co., Ltd. (and / or its affiliated companies, hereinafter referred as “Supplier”) , a corporation duly formed under the laws of People Relisting of China, with its registered place at No. 12, Wuluo Street, Taiyuan E&D Zone, Shanxi Province, China.

(2)
Jinzhou Jinheng Automobile Safety System Co., Ltd. (and / or its affiliated companies, hereinafter referred as “Buyer”) , a corporation duly formed under the laws of People Relisting of China, with its registered place at No.16, Block 4, Bohai Street, Eco. & Tech. Development Zone, Jinzhou City, Liaoning Province, China.

Whereas,

1.	The Supplier is mainly engaged in R&D, designing, manufacturing and selling of Auto safety airbag inflator and other auto parts.

2.	The Buyer is mainly engaged in designing, manufacturing and selling of Auto air bag system and safety belt system.

3.
The Supplier is willing to supply (including manufacturing and / or selling), in accordance with the items in this agreement, auto safety airbag inflator and other auto parts to Buyer. Buyer is also willing to buy related goods from Supplier.

Now, therefore, both parties, on the base of mutual benefit, it is hereby agreed:

1.	Definition

Unless otherwise specified in writing by the Parties, the following terms in this Agreement shall be interpreted to have the following meanings:

1.1	“China”, the People’s Relisting of China excluding Hong Kong, Macau and Taiwan for the purpose of this agreement.

1.2	“Force majeure”, Nature disasters like earthquake, typhoon, floods, or other severe weather, etc. or objective conditions like fire, social chaos, war, strike that could not be forecasted or avoided.

1.3	“Independent shareholder”, for the purpose of approving the Disposal, Shareholders other than the Purchaser and its associate, including but not limited to the Controlling Shareholder;.

1.4	“Effective Term”, Effective period described in clause 7.

1.5	“Goods”, products that Supplier and Buyer agree to supply and purchase.

1.6	“HK Ex”, means Hong Kong Exchanges and Clearing Limited.

1.7	“Listing rules”, the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange.

1.8	“Affiliates”, defined as Chapter 1 of listing rules.

1.9	“Business day”, days in Chinese Solar calendar excluding legal holidays.

1.10	“HK dollar”, legal currency used in Hong Kong Special Administrative Region.

1.11
“Equity transfer Agreement”,  signed by the Listing Company as the seller, and Vital Glee Development Limited as the Buyer, and Vital Glee Development Limited hereby consents to acquire and the Listing Company consens to sell all the outstanding shares issued by Jinheng BVI..

2.	Pre-conditions

2.1	This agreement will come into effect upon following pre-requsites being satisfied,

(i)
the passing by the Independent Shareholders at the EGM of the necessary resolution to approve by the independent shareholders of Jinheng Automotive Safety Technology Holdings Limted (listing company) ;

(ii)	All the pre-requisite to the Equity Transfer Agreement should be satisfied; and

(iii)	consents and authorizations necessarily required to be obtained in respect of the supply agreement and the transactions contemplated thereunder having been obtained.

2.2
Both parties should try their best to meet the pre-requsites described in Article 2.1, especially provide all information and documents required by the laws, regulations, rules to the Supplier, HKEx and other regulation agencies.

2.3
The agreement will be terminated if the pre-requsites prescribed in the 7(a) upon or before December 31, 2010, excluding the breach before the termination. Parties should not undertake the responsibilites and obligations.

3.	Supply

3.1	Buy should purchase the goods under the order of the agreement during the term, in accordance with the items and conditions prescribed in the agreement.

3.2	Supplier shall manufacture and sell the goods under the order of the agreement during the term in accordance with the items and conditions prescribed in the agreement.

4.	Price and Payments

4.1	Otherwise a new supply agreement signed, the price should be set under the fair value each month.

4.2	Supplier should release invoice for the goods they submit to Buyer and Buyer should pay for it in 90 days starting from the invoice date.

4.3
From the effective date of this agreement to December 31, 2010 and the year of 2011 and 2012, the total annual amount that Buyer should purchase from Supplier should not exceed RMB190 million, RMB250 million and RMB320 million.

5.	Delivery and acceptance

5.1	Supplier should try to comply with delivery date prescribed in the detailed agreement, and Buyer reserve the right to pursue legal actions against the Supplier except the item 8 below.

5.2	Delivery destination given in written form to the Supplier will be nominated by the Buyer. All freights specified in this agreement are imposed upon the Buyer to avoid dispute.

5.3
If any unconformity with the order was found by the Buyer, notification should be given by the Buyer to explain the reason of being unconformity upon arriving at the destination place. Any disputes arisen shall be settled within 60 days through discussion of both parties.

5.4
If notification was no given stated as above, the goods will be understood as qualified in every respect, the Buyer will be understood to accept the delivery of goods, and no legal repesponsibilites will be impose upon the Supplier.

5.5	All risks and liabilities will be transferred to Buyer when goods arrived in delivery destination,

6.	Notice and Delivery

6.1	All notices or other materials released from one party to another under the requirements of the agreement can be sent to the other side by fax or post. The address and fax number are as follows:

To the Supplier:
Shanxi Winner Auto Parts Co., Ltd.
Address: No. 12, Wuluo Street, Taiyuan E&D Zone, Shanxi Province, China.
Fax: 0351-7560619

To the Buyer:
Jinzhou Jinheng Automobile Safety System Co., Ltd.
Address: No.16, Section 4, Bohai Street, Eco. & Tech. Development Zone, Jinzhou, Liaoning, China
Fax: 0416-3585717

6.2	The materials sent by post will be regarded as received seven days after posting if the mail were not rejected to the Supplier.

6.3	The materials sent by fax will be regarded as received on the same day if the sender received confirmation.

7.	Effective, Term, Termination and Covenant

7.1	This agreement will come into effect from the date of pre-requsites being satisfied to December 31, 2012 under the requirement of the Article 2.

7.2
During the term, Supplier should terminate agreement in written form under the condition of no approval of Supplier, their listing company or shareholder of listing company. This agreement will be terminated on the day of Buyer receiving Supplier’s notice.

7.3
Under the condition of no influence of Article 7.2, during the term, one party breaks agreement term continually and badly, and no supplement in 30 days, the other party has right to terminate this agreement in written form.

7.4	During the validity, the agreement will terminate in any below conditions:
（i）	One party is announced bankrupt;
（ii）	One party is liquidation (excluding the purpose of merger, restructuring);

（iii）	One party stops operation or will stop operation.

7.5	Failure, delay of the payee to exercise any right or any partial right under this regulation shall not operate as a waiver thereof.

7.6	The termination right in Article 7.3 is no influence of disobeyed side’ recognized right or right to compensation (if applicable).

7.7	Both parties commit that permit the auditors of the listing company to audit the accounts of agreement deals, to release report on the transaction under the agreement..

8.	Force majeure

8.1	The force majeure side can exempt responsibility of default, and inform the other side in official certificate form.

9.	Default

9.1	Compensation should be made by the default party to the other for the exonomic losses incurred.

9.2	Penalty should be paid by default party to the other for the breach of the agreement under the laws and regulations.

10.	Nature of Agreement

10.1
It is agreed by both parties that the Buyer has right to request the Supplier to supply goods as they required; the Suppler has right to share and performance its right and responsibility with their nominated company.

10.2	No partenership between the Buyer and the Supplier will be formed by this agreement.

10.3	This agreement includes all the terms between Supplier and Buyer, supersedes former agreements. Otherwise authorize in written form by two parties, it can not be revised.

10.4	Both parties conform that, both parties have no other promise or terms except articles required by the agreement.

10.5	If any term in this agreement is identified by any Court or other official agency as invalidity or partial invalidity, and other terms are valid to effect

11.	Dispute Settlement

11.1	This agreement is governed and construted under the laws of People Republic of China.

11.2	Both parties should settle the dispute on the basis of friendly discussion. Any party can litigate to presidial People’ Court if no settlement can be made.

This agreement may be excuted by parties hereto in quadruplicate, and come into effect by signiture of the authorized representatives and seal of the parties.

[signature page follows]

The Supplier:
Shanxi Winner Auto Parts Co., Ltd.

Signature:
/s/ CORPORATE SEAL
The Buyer:
Jinzhou Jinheng Automobile Safety System Co., Ltd.

Signature:
/s/ CORPORATE SEAL
[Remarks] This document is the translation from original in Chinese, and all contents are subject to the original version with signatures.